Exhibit 99.1

First Reported “Long-Hauler” Post COVID-19 Patient Treated with ZofinTM Produces Excellent Preliminary Results

Miami, FL (August 20, 2020) - Organicell Regenerative Medicine, Inc. (OTCBB: BPSR), a clinical-stage biopharmaceutical company dedicated to the development of regenerative therapies, announced that the U.S. Food and Drug Administration (FDA) granted emergency, expanded access approval to treat one “long-hauler” patient on August, 1, 2020, and two additional patient approvals on August 17, 2020.

In the first approval, prior to treatment with Zofin, the patient was hospitalized for seven weeks. At the time of discharge, the patient was physically limited due to severe deconditioning and having shortness of breath while performing limited activities of daily living (eating meals, showering and short distance walking). After receiving three doses of Zofin, he is now free of post-COVID-19 complications and plans to return to work on September 1, 2020.

Organicell is the first reported company to treat outpatient COVID-19 long-haulers. In a July 24, 2020 report, the U.S. Centers for Disease Control and Prevention (CDC), found that of about 300 non-hospitalized but symptomatic COVID-19 patients, 35% were still experiencing symptoms like coughing, shortness of breath and fatigue up to three weeks after diagnosis. (By contrast, less than 10% of non-hospitalized influenza patients are not fully recovered within two weeks.) Recovery from COVID-19 can be a drawn-out process for patients of all ages, genders and prior levels of health, “potentially leading to prolonged absence from work, studies, or other activities,” the report noted.1

George Shapiro, M.D., Chief Medical Officer of Organicell said, “Organicell believes that ‘long-haulers” are a population of COVID-19 patients that need immediate help to return to normalcy, and as per Dr. Anthony Fauci, Director of the National Institute of Allergy and Infectious Disease recently noted, it will take months to a year or more to know whether lingering COVID-19 symptoms in young people could become chronic illnesses2.”

Recently, Organicell broadened its focus to treat mild to moderate COVID-19 patients, as well as those patients that are more severely affected. Previously, three severely ill COVID-19 patients were treated with Zofrin at Landmark Hospital in Athens, GA, and two mild to moderate acute respiratory syndrome (SARS) patients were treated under an emergency investigational new drug expanded access program, with all patients reporting excellent results.

“Organicell believes that there is hope for the thousands of people suffering with post-COVID symptoms that can’t return to work, school or their daily lives. These long-haulers will not be forgotten,” said Albert Mitrani, Chief Executive Officer.

Organicell is preparing to submit additional phase I/II INDs to treat COVID-19 long-haulers.

1. https://time.com/5880191/long-haul-covid-19/

2.. https://www.yahoo.com/news/dr-fauci-says-months-more-030510193.html

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About Organicell Regenerative Medicine, Inc.:

Organicell Regenerative Medicine, Inc. is a clinical-stage biopharmaceutical company that harnesses the power of nanoparticles to develop innovative biological therapeutics for the treatment of degenerative diseases. The company’s proprietary products are derived from perinatal sources and manufactured to retain the naturally occurring microRNAs, without the addition or combination of any other substance or diluent. Based in South Florida, the company was founded in 2008 by Albert Mitrani, Chief Executive Officer and Dr. Maria Ines Mitrani, Chief Science Officer. To learn more, please visit https://organicell.com/.

Forward-Looking Statements

Certain of the statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” “believes,” “expects,” “potential” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. We remind you that actual results could vary dramatically as a result of known and unknown risks and uncertainties, including but not limited to: potential issues related to our financial condition, competition, the ability to retain key personnel, product safety, efficacy and acceptance, the commercial success of any new products or technologies, success of clinical programs, ability to retain key customers, our inability to expand sales and distribution channels, legislation or regulations affecting our operations including product pricing, reimbursement or access, the ability to protect our patents and other intellectual property both domestically and internationally and other known and unknown risks and uncertainties, including the risk factors discussed in the Company's periodic reports that are filed with the SEC and available on the SEC's website (http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Specific information included in this press release may change over time and may or may not be accurate after the date of the release. Organicell has no intention and specifically disclaims any duty to update the information in this press release.

Media Contact:

Jeffrey Freedman

RooneyPartners

646-432-0191

jfreedman@rooneyco.com

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